Exhibit 99.1

Contacts:	Investors:
Chris Brewster, Chief Financial Officer
832-308-4128
cbrewster@cardtronics.com

Media:
Joel Antonini, Vice President — Marketing
832-308-4131
joel.antonini@cardtronics.com
CARDTRONICS ANNOUNCES PRICING OF UPSIZED SECONDARY OFFERING OF
7 MILLION SHARES OF EXISTING COMMON STOCK BY SELLING STOCKHOLDERS
HOUSTON, March 30, 2010 (GlobeNewswire via COMTEX News Network) — Cardtronics, Inc. (Nasdaq:CATM), the world’s largest non-bank owner of ATMs, today announced the pricing of an upsized secondary public offering of 7 million shares of already outstanding common stock at a price to the public of $12 per share. The shares of common stock are being sold by the following selling stockholders: CapStreet II, L.P., CapStreet Parallel II, L.P., and investment funds affiliated with TA Associates. The offering was upsized to 7 million shares of common stock from the base offering of 6 million shares of common stock and is scheduled to close on April 6, 2010. The selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 1,050,000 shares of common stock to cover over-allotments, if any. Cardtronics will not receive any of the proceeds from the secondary offering of shares of its common stock by the selling stockholders.
Piper Jaffray & Co. and UBS Securities LLC are the joint book-running managers for the offering. William Blair & Company and SunTrust Robinson Humphrey are acting as co-managers.
A copy of the prospectus supplement and base prospectus relating to the offering may be obtained by contacting: Piper Jaffray & Co. Attention: Prospectus Department, 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, telephone: 1-800-747-3924 or email: prospectus@pjc.com or UBS Securities LLC, Attention: Prospectus Department, 299 Park Avenue, New York, New York, 10171, (888-827-7275, ext. 3884).
The offering is being made pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (SEC). A prospectus supplement and accompanying prospectus describing the terms of the offering have been filed with the SEC and are available on its website at http://www.sec.gov.
This press release shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

3250 Briarpark Drive, Suit 400	Tel	832.308.4000
Houston, TX 77042	Toll Free	800.786.9666
www.cardtronics.com	Fax	832.308.4001

ABOUT CARDTRONICS
Headquartered in Houston, Texas, Cardtronics is the world’s largest non-bank owner of ATMs. Cardtronics operates over 33,400 ATMs across its portfolio, with ATMs in every major market in the United States (including Puerto Rico), over 2,600 ATMs throughout the United Kingdom, and over 2,600 ATMs throughout Mexico. Major merchant clients include 7-Eleven(R), Chevron(R), Costco(R), CVS(R)/pharmacy, ExxonMobil(R), Rite Aid(R), Safeway(R), Target(R), and Walgreens(R). Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding, surcharge-free programs, and image deposit services. Approximately 11,100 Cardtronics owned and operated ATMs currently feature bank brands.
The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991.
Statements about the offering may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Cardtronics, and a variety of risks that could cause results to differ materially from those expected by management of Cardtronics. Cardtronics undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
This news release was distributed by GlobeNewswire, www.globenewswire.com
SOURCE: Cardtronics, Inc.